UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 8, 2005

Manor Care, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10858	34-1687107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 N. Summit Street, Toledo, Ohio		43604-2617
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-252-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to the terms of the Indenture dated as of June 4, 1996, as supplemented as of June 4, 1996, November 19, 1998 and August 5, 2005 (the "Indenture"), the Manor Care of America, Inc. (f/k/a Manor Care, Inc.) ("MCA"), a wholly owned subsidiary of Manor Care, Inc., 7 ½% senior notes due 2006 (the "Notes") are redeemable at the option of MCA at the greater of (i) 100% of the principal amount of the Notes and (ii) the sum of the present values of the remaining scheduled payments on the Notes, discounted on a semiannual basis, at the Treasury Rate plus 15 basis points, plus accrued interest to the redemption rate.

The Indenture defines Treasury Rate as the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue equal to the Comparable Treasury Price for such redemption date. The Indenture contained no definition of Comparable Treasury Issue or Comparable Treasury Price. Section 8.01(1) of the Indenture permits amendments to the Indenture without the consent of holders of securities issued pursuant to the Indenture in order to cure ambiguities, defects or inconsistencies in the Indenture.

The Notes were offered to the public pursuant to a registration statement filed with the Securities and Exchange Commission, including a prospectus dated August 2, 1993 and a prospectus supplement dated May 30, 1996 (the "Notes Registration Statement"). The description of the Notes included in the Notes Registration Statement contains the definitions of Comparable Treasury Issuer and Comparable Treasury Price, which definitions are necessary in order to determine the amounts payable upon redemption of the Notes, and the definition of Reference Treasury Dealer, which definition is necessary in order to determine the Comparable Treasury Issue (the "Treasury Rate Definitions"). It was advisable to amend the terms of the Indenture without the consent of holders of Notes pursuant to Section 8.01(1) of the Indenture in order to cure the defect described herein and incorporate the terms of the Treasury Rate Definitions in the Indenture by entering into the Third Supplemental Indenture, dated as of August 5, 2005, between MCA, as successor to Manor Care, Inc., and Wilmington Trust Company, a banking corporation organized under the laws of Delaware, as trustee (the "Trustee"), to the Indenture (the "Third Supplemental Indenture"). A copy of the Third Supplemental Indenture is filed as a part of this current report on Form 8-K as Exhibit 4.1 and is incorporated herein in its entirety by reference.

Item 7.01 Regulation FD Disclosure.

On August 8, 2005, Manor Care, Inc. ("Manor Care") issued a press release announcing that pursuant to the Indenture dated as of June 4, 1996, as supplemented as of June 4, 1996, November 19, 1998 and August 5, 2005 (the "Indenture"), Manor Care of America, Inc. (f/k/a Manor Care, Inc.) ("MCA"), a wholly owned subsidiary of Manor Care, intends to redeem in full any and all of its 7 ½% senior notes due 2006 outstanding on September 8, 2005 (the "Redemption Date") at the greater of (i) 100% of the principal amount thereof, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (as defined in the Indenture), plus 15 basis points (the "Redemption Price"), plus accrued interest thereon to the Redemption Date.

A copy of the press release is furnished as a part of this current report on Form 8-K as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

4.1 Third Supplemental Indenture, dated as of August 5, 2005, between Manor Care of America, Inc., a corporation organized under the laws of Delaware (the "Company"), as successor to Manor Care, Inc., and Wilmington Trust Company, a banking corporation organized under the laws of Delaware, as trustee (the "Trustee"), to the Indenture, dated as of June 4, 1996, as supplemented by the Supplemental Indenture, dated as of June 4, 1996, and the Second Supplemental Indenture, dated as of November 19, 1998

99.1 Press Release dated August 8, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manor Care, Inc.

August 8, 2005	By:	Spencer C. Moler

Name: Spencer C. Moler
Title: Vice President and Controller

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Exhibit Index

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated as of August 5, 2005
99.1	Press Release dated August 8, 2005